SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2003

METROPOLITAN HEALTH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-5884-A	65-0635748
(State or other jurisdiction	(Commission File	(IRS Employer
or incorporation)	Number)	Identification No.)

250 Australian Avenue South, Suite 400, West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code       (561) 805-8500

500 Australian Avenue, Suite 1000, West Palm Beach, Florida 33401

(Former name or former address, if changed since last report)

ITEM 5.

OTHER EVENTS.

On April 3, 2003, Metropolitan Health Networks, Inc. (“Metcare”) announced certain financial information for the fiscal year ended December 31, 2002.  The financial information is set forth in a press release dated April 3, 2003, a copy of which is attached hereto.

ITEM 7.

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)

Exhibits

99.1

Press Release dated April 3, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Metropolitan Health Networks, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.

By:

  /s/ Michael M. Earley

Name:

  Michael M. Earley

Title:

  President and C.E.O.

Dated:  April 3, 2003

Exhibit 99.1

METROPOLITAN HEALTH NETWORKS TO REPORT

ANNUAL RESULTS BY APRIL 15, 2003

West Palm Beach, Fl, April 3, 2003– Metropolitan Health Networks, Inc. (METCARE (SM))(OTC BB: MDPA) a leading provider of healthcare services, announced that it would delay its 2002 filing of its annual report on Form 10K until April 15, 2003.

The Company expects to report revenue for the year of approximately $152.9 million compared to $130.9 in 2001, an increase of 17 % for the year. In the Notification of Late Filing the Company stated it is currently finalizing results of operations for the fiscal year ended December 31, 2002.  For the first three quarters ended September 30, 2002, the Company reported a net loss of $5,612,340.  Including the effect of certain changes in estimates and additional accounts receivable charge off’s made in the fourth quarter, the Company expects to report a loss for 2002 of approximately $17 million.

About Metropolitan Health Networks, Inc.

METCARE is a growing healthcare organization in Florida.  The Company currently manages healthcare services for approximately 45,000 patients and has a Network of physicians serving more than a million people from Miami to Daytona Beach on Florida’s East Coast.  Metcare Rx Pharmacy Services provides comprehensive pharmacy benefits management programs and service to medical groups managed care organizations, long-term care facilities and outpatient hospital pharmacies.  Metcare Rx’s integrated approach is designed to provide clients with programs and services that will allow them to deliver quality pharmaceutical care in a cost-effective manner.

To learn more about Metropolitan Health Networks, Inc., please visit its website at www.metcare.com

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to uncertainties and risks in part detailed in the company’s Securities and Exchange Commission SB-2, 10K-SBA, 10Q-SB, S-8 and 8-K filings, that may cause actual results to materially differ from projections.  Although Metropolitan Health Networks, Inc. believes its expectations are reasonable assumptions within the bounds of its knowledge of its businesses and operations; there can be no assurance that actual results will not differ materially from their expectations.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the company’s ability to continue as a going concern; the fact that the company has not achieved positive cash flows; volatility of the company’s stock and price; the ability to raise funds for working capital and acquisitions; access to borrowed or equity capital on favorable terms and finalizing.  In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this report will, in fact, occur.

Contact:

Metropolitan Health Networks, Inc.

Michael M. Earley, President and CEO

David S. Gartner, CFO

(561) 805-8500